UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): March 18, 2026

MOUNT LOGAN CAPITAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42813	33-2698952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Madison Avenue, 3rd Floor New York, New York (Address of principal executive offices)		10022 (Zip Code)
(212) 891-2880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MLCI	The Nasdaq Stock Market LLC
8.00% Senior Notes Due 2031	MLCIL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).
Emerging growth company ☒

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On March 18, 2026, Mount Logan Management, LLC (“MLM”), a Delaware limited liability company and wholly owned indirect subsidiary of Mount Logan Capital Inc. (the “Company”), entered into a Transition Services Agreement (“TSA”) with Willow Asset Management LLC (“Willow”). The TSA was entered into in connection with the acquisition by the Opportunistic Credit Interval Fund (“SOFIX”), for which MLM serves as investment adviser, of all the assets and liabilities of Yieldstreet Alternative Income Fund Inc., a Maryland corporation (“AIF”), for which Willow serves as investment adviser (the “AIF Transaction”).

Pursuant to the TSA, Willow has agreed to provide MLM and SOFIX with access to all books, records, data files and other material information related to AIF for the six-year period prior to the closing of the AIF Transaction (collectively, the “AIF Materials”). The transition services will be provided for a period of two years commencing and conditioned on the closing date of the AIF Transaction (the “Service Period”). The TSA also grants MLM and SOFIX an exclusive, worldwide, sublicensable right and license to use the AIF Materials in connection with the operation of the business contemplated by the AIF Transaction and the ongoing administration of SOFIX.

In consideration for the provision of the AIF Materials, transition services and license, MLM has agreed to pay Willow aggregate fees of up to $5,000,000, payable as follows: (i) $2,000,000, payable in cash at the closing of the TSA; (ii) $1,000,000 in shares of common stock of the Company (the “Restricted Shares”), measured as of the closing date, to be issued in a private placement to Willow or its parent pursuant to a subscription agreement that will be entered into as of closing; and (iii) up to $2,000,000 payable in the form of rebates to sub-advisory fees payable under a related Sub-Advisory Agreement between MLM and Willow.

The TSA contains customary representations and warranties, covenants and closing conditions by each of Willow and MLM. The TSA may be terminated (i) by mutual written consent of the parties, (ii) by either party if the other party has breached any representation, warranty or covenant that would cause a failure of a closing condition and such breach has not been cured within 30 days after written notice, (iii) by either party if the Acquisition Agreement (as defined therein) is validly terminated prior to the closing date, (iv) by either party if the closing has not occurred on or before December 31, 2026, or (v) by either party if any governmental authority has enacted any law or entered any non-appealable final judgment permanently restraining or prohibiting the transactions contemplated by the TSA.

Under the TSA, Willow has agreed to indemnify the Company, MLM, SOFIX and their respective affiliates and related parties against losses resulting from, among other things, (i) Willow’s provision of the transition services, (ii) any breach by Willow of the TSA, (iii) breaches of representations and warranties by Willow or AIF in the TSA or Acquisition Agreement, and (iv) liabilities arising from advisory services provided by Willow to AIF prior to the closing. MLM and SOFIX have agreed to indemnify Willow and its affiliates and related parties against losses resulting from any breach by MLM of the TSA or breaches of representations and warranties by MLM in the TSA. In the event Willow is required to indemnify the Company or its affiliates, the Company has the right to satisfy such losses through forfeiture of Restricted Shares held by Willow, valued at the volume-weighted average trading price of the Company’s common stock for the 10 trading days preceding the forfeiture.

The foregoing description of the TSA does not purport to be complete and is qualified in its entirety by reference to the full text of the TSA, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01 Regulation FD

On March 19, 2026, the Company issued a press release announcing the AIF Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Transition Services Agreement, dated March 18, 2026, by and between Mount Logan Management, LLC and Willow Asset Management LLC
99.1	Press Release, dated March 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT LOGAN CAPITAL INC.

Date:	March 19, 2026	By:	/s/ Nikita Klassen
		Name:	Nikita Klassen
		Title:	Chief Financial Officer